Exhibit 99.2 Fleet Status Report August 6, 2024

Recent Commercial and Other Activity[1]

Fleet Status Report – August 6, 2024

New Contracts and Extensions	
Ocean BlackRhino	Secured a contract with BOE Exploration & Production LLC ("Beacon") in the U.S. Gulf of Mexico ("USGOM") for a minimum duration of 180 days. The contract is expected to commence in the first quarter of 2025. The contract also includes two additional option periods.
Other Activity	
Ocean BlackRhino	In July 2024, the Company received notice of early termination from its customer related to a previously announced, one-well campaign offshore Ivory Coast. This work scope has been removed from this report. Following the completion of its Special Periodical Survey ("SPS") and Managed Pressure Drilling upgrade project in Las Palmas, the rig is expected to mobilize to the USGOM in late December or early January to commence its next contract with Beacon earlier than previously anticipated.
Ocean GreatWhite	Completed shipyard repairs and resumed operations with bp in early July. The rig is now expected to remain under contract until at least mid-February 2025 and potentially longer if additional options are exercised.
Ocean Apex	Commenced decommissioning campaign for Santos offshore Australia in early June. The rig's firm work with the next operator will run until early May 2025.
West Vela	The latest schedule provided by the client indicates the end of campaign will be late September 2024.
Ocean Valiant	Rig has been classified as Held for Sale and has been removed from this report.

1) Denotes activity since May 15, 2024.

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1 Fleet Status Report – August 6, 2024 Diamond Fleet Status Rig Name Client Location 3Q 24 4Q 24 1Q 25 2Q 25 3Q 25 4Q 25 1Q 26 2Q 26 BlackHawk Occidental USGOM 4Q 26 BlackHornet bp USGOM SPS 1Q 27 7th Gen Drilships SPS 3Q 26 BlackLion bp USGOM Woodside/ Senegal/ BlackRhino Undisclosed/ Guinea-Bissau/ Shipyard/Mobe Beacon USGOM Current HE DP GreatWhite bp UK Priced Options Semi Backlog DP 4Q 27 Courage Petrobras Brazil Semi 1 ~$2.0B Santos, Apex Australia Opt Priced Options Chevron Endeavor Shell UK S/Y HE Moored Semis Onyx stacked Malaysia Actively marketed Patriot TAQA UK Actively marketed 4Q 27 Managed 2 West Vela Beacon USGOM Rig Note: HE = Harsh Environment. DP = Dynamically Positioned. Excludes rigs not currently marketed. 1) As of August 6, 2024. 2) Managed rig. Assumes rig no longer managed after firm term. D I A M O N D O F F S H O R E 3

Drillships

Fleet Status Report – August 6, 2024

Rig Name	Water Depth Rated (Ft.)	Year Delivered / Major Upgrade	Location	Operator	Estimated Start Date	Estimated End Date	Notes
7th Gen Drillships							
Ocean BlackHawk	12,000	2014	USGOM USGOM	Occidental Occidental	Nov-23 Nov-24	Nov-24 Nov-26	
Ocean BlackHornet	12,000	2014	USGOM USGOM	bp bp	Feb-23 Feb-25	Feb-25 Feb-27	A
Ocean BlackLion	12,000	2015	USGOM USGOM	bp bp	Sep-22 Sep-24	Sep-24 Sep-26	 **B**
Ocean BlackRhino	12,000	2014	Senegal Guinea-Bissau **USGOM**	Woodside Undisclosed **Beacon**	Jul-21 Aug-24 **Q1-25**	Aug-24 Oct-24 **Q3-25**	C

Notes

A. *BlackHornet*: Approximately 20 days out of service in 2024 for 5-year SPS, excluding mobilization.

B. *BlackLion*: Approximately 20 days out of service in 2025 for 5-year SPS, excluding mobilization.

C. *BlackRhino*: Approximately 75 days out of service in 2024 for 5-year SPS and MPD upgrade, excluding mobilization.

- Updated Information is in **bold type**.

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Semisubmersibles

Fleet Status Report – August 6, 2024

Rig Name	Water Depth Rated (Ft.)	Year Delivered / Major Upgrade	Location	Operator	Estimated Start Date	Estimated End Date	Notes
Harsh Environment DP Semi							
Ocean GreatWhite	10,000	2016	UK	bp	Mar-23	**Feb-25**	A
DP Semi							
Ocean Courage	10,000	2009	Brazil	Petrobras	Dec-23	Dec-27	
Harsh Environment Moored Semis							
Ocean Endeavor	8,000	1976/2006	UK	Shell	May-19	Dec-24	B
Ocean Patriot	1,500	1983	UK	TAQA	Jan-25	Dec-27	C
Ocean Apex	6,000	1976/2014	Australia Australia Australia	Inpex Santos Chevron	Oct-23 **Jun-24** **Mar-25**	**Jun-24** **Mar-25** **May-25**	 D E

Notes

A. *GreatWhite*: 5 priced option wells remain with an estimated duration of 60 days each.
B. *Endeavor:* Approximately 45 days out of service time for BOP recertification starting in early-December.
C. *Patriot:* Excludes an additional 17 priced option wells with an estimated duration of 12 months.
D. *Apex*: Santos – excludes an additional 5 priced option wells with an estimated duration of 160 days.
E. *Apex*: Chevron – excludes an additional priced option well with an estimated duration of 40 days.

- Updated Information is in **bold type**.

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Managed and Stacked Rigs

Fleet Status Report – August 6, 2024

Rig Name	Water Depth Rated (Ft.)	Year Delivered / Major Upgrade	Location	Operator	Estimated Start Date	Estimated End Date	Notes
Managed Drillship							
West Vela	12,000	2013	USGOM	Beacon	Aug-23	**Sep-24**	A
Stacked Semis							B
Ocean Onyx	6,000	1973/2020	Malaysia	-	Sep-22	-	

Notes

A. Managed on behalf of a subsidiary of Seadrill Limited.

B. Excludes rigs held for sale

- Updated Information is in **bold type**.

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Disclaimer Fleet Status Report – August 6, 2024 Statements contained in this report that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward- looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this report are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating and equipment recovery risks, litigation and disputes, permits and approvals for drilling operations, supply chain and normal business operations across sectors and countries, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this report. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward- looking statement is based. D I A M O N D O F F S H O R E 7